Exhibit 10.262

ELEVENTH AMENDMENT TO LEASE- PPD DEVELOPMENT, LP

THIS ELEVENTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into this 31st day of March, 2008, by and between Greenway Office Center L.L.C. (the “Landlord”) and PPD Development, LP (the “Tenant”).

RECITALS:

WHEREAS, Tenant, through PPD Development, LLC (Tenant’s predecessor in interest) and Landlord entered into a Lease dated April 30, 2001, as amended on August 15, 2001, August 25, 2003, March 22, 2004, May 17, 2004, December 5, 2004, June 30, 2005, July 29, 2005, March 1, 2006, August 31, 2007, and September 25, 2007 with respect to certain space located at 8551 Research Way, Middleton, Wisconsin (the Lease, as so amended and as amended by this Amendment is referred to as the “Lease”) in a building known as the Greenway Research Center (“Building”); and

WHEREAS, the Term of possession ends on November 30, 2016; and

WHEREAS, Landlord and Tenant desire to extend its Term of possession and expand its existing Premises; and

THEREFORE, for good valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord and Tenant agree as follows:

1.	Extension. Landlord and Tenant agree to extend the Lease for one (1) year and six (6) months, terminating on May 31, 2018 (the “Extension Term”).

2.	Base Rent for Extension Term. Tenant shall pay to Landlord the Monthly Base Rent for the Extension Term as follows:

Period for Extension Term	Annual Rate Per Square Foot
12/1/2016 to 2/28/2017	$18.67

3/1/2017 to 2/28/2018	$19.23

3/1/2018 to 5/31/2018	$19.80

3.	Suite 150 Expansion. Tenant shall have the right to expand the Premises by leasing the space commonly known as suite 150 in the Building, which consists of 13,059 rentable square feet (the “Suite 150 Expansion Space”). The Suite 150 Expansion Space shall become a part of the Premises on June 1, 2008 (the “Suite 150 Expansion Commencement Date”). Tenant shall pay Landlord base rent for Suite 150 Expansion space as follows:

Period for Suite 150 Expansion Space	Annual Rate Per Square Foot for Suite 150 Expansion Space	Monthly Base Rent for Suite 150 Expansion Space
6/1/2008 to 2/28/2009	$14.74	$16,040.81

3/1/2009 to 2/28/2010	$15.18	$16,522.03

3/1/2010 to 2/28/2011	$15.64	$17,017.69

3/1/2011 to 2/28/2012	$16.11	$17,528.22

3/1/2012 to 2/28/2013	$16.59	$18,054.07

3/1/2013 to 2/28/2014	$17.09	$18,595.69

3/1/2014 to 2/28/2015	$17.60	$19,153.56

3/1/2015 to 2/28/2016	$18.13	$19,728.17

3/1/2016 to 2/28/2017	$18.67	$20,320.01

3/1/2017 to 2/28/2018	$19.23	$20,929.61

3/1/2018 to 5/31/2018	$19.81	$21,557.50

3/1/2016 to 2/28/2017	$18.67	$20,320.01

3/1/2017 to 2/28/2018	$19.23	$20,929.61

3/1/2018 to 5/31/2018	$19.81	$21,557.50

4.	Notwithstanding anything to the contrary herein, nothing in this Amendment shall effect any of the Tenant’s right to any Right of First Refusal, Renewal Option or Major Expansion Option.

5.	Tenant is given permission to enter into possession of the Premises 30 days prior to the Suite 150 Expansion Commencement Date, such possession or occupancy shall be deemed to be upon all the terms, covenants, conditions and provisions of Lease, excluding only the payment of Base Rent hereunder.

6.	Tenant Improvement for Suite 150 Expansion Space. Landlord shall pay Tenant Ten Dollars ($10.00) per square foot for Suite 150 Expansion Space tenant improvement costs, or a total of ONE HUNDRED THIRTY THOUSAND FIVE HUNDRED NINETY AND 0/100 DOLLARS ($130,590.00). Tenant shall be responsible for improvement costs exceeding the aforementioned amount. Payment shall be made within thirty (30) days of the Suite 150 Expansion Commencement Date.

7.	Landlord represents and warrants that Landlord has the full right and authority to lease the Suite 150 Expansion Space to Tenant and that the Suite 150 Expansion Space is not subject to any right of first refusal belonging to LDS Nicolet, or any successor in interest to LDS Ncolet, including, but not limited to that certain right of first refusal granted pursuant to the lease by and between LDS Nicolet and Landlord dated May 21, 2004.

8.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. All capitalized terms not defined herein shall have the same meaning as in the Lease. Except as otherwise expressly stated in this Amendment, the terms and conditions of the Lease are in full force and effect. In the event of conflict between the provisions of this Amendment and the terms of the Lease, the provisions of this Amendment will control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date it is executed by both of the parties.

TENANT:		LANDLORD:

PPD Development, LP		Greenway Office Center L.L.C.

By:	PPD GP, LLC, Its General Partner	By:	T. Wall Properties L.L.C. Its Property Manager

By:	/s/ William J. Sharbough	By:	/s/ John D. Kothe
Name:	William J. Sharbough		John D. Kothe, Chief Operating Officer
Title:	Chief Operating Officer
Date:	/s/ April 7, 2008	Date:	/s/ April 9, 2008

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